UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 9, 2024

Myers Industries, Inc.

(Exact Name of Registrant as Specified in Charter)

Ohio	001-8524	34-0778636
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1293 South Main Street, Akron, Ohio 44301

(Address of Principal Executive Offices, and Zip Code)

(330) 253-5592

Registrant’s Telephone Number, Including Area Code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, without par value	MYE	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 9, 2024, Myers Industries, Inc. (the “Company”) issued a press release announcing the departure of Michael McGaugh, President and Chief Executive Officer, as an officer and director of the Company effective immediately, and the appointment by the Board of Directors of Dave Basque to serve as Interim President and Chief Executive Officer until a new President and Chief Executive Officer is appointed. The Board of Directors has engaged a global executive search firm to assist in identifying the new President and Chief Executive Officer.

Mr. Basque, age 67, served as the Company’s Vice President, Integration and Vice President, Material Handling Segment – Injection Molding, from August 17, 2020 until September 1, 2024, when he was named Vice President, Special Projects. Prior to joining the Company, Mr. Basque spent more than 35 years with The Dow Chemical Company (NYSE: DOW) in various commercial and technical leadership roles, focusing on growing Dow’s specialty businesses. In his last position with Dow, Mr. Basque served as Vice President of Dow Global Technologies, Inc. and was the leader of several acquisition integration teams.

Mr. Basque will be provided (a) a monthly stipend of $50,000 during the period in which he serves as Interim President and Chief Executive Officer in addition to his base salary in effect as of September 1, 2024, and (b) a cash bonus of $500,000 upon completion of his interim role, conditioned on his continued employment until that time. Following completion of his interim role, Mr. Basque will continue to be employed by the Company at his current base salary until August 31, 2025 to help ensure a smooth transition. The Company and Mr. Basque entered into an agreement dated September 9, 2024, reflecting these understandings (the “Agreement”). The foregoing description of the Agreement is not intended to be complete and is qualified in its entirety by reference to the text of the Agreement, a copy of which is attached to this current report on Form 8-K as Exhibit 10.1 and incorporated herein by reference. Mr. Basque is also subject to the terms and conditions of the Non-Competition, Non-Solicitation and Confidentiality Agreement for Executive Officers, the form of which was filed as Exhibit 10.1 to the Company’s quarterly report on Form 10-Q filed with the Securities and Exchange Commission on November 1, 2023.

To help ensure stability in executive management during this leadership transition, the Board also approved an executive retention program for certain executive officers, including Grant Fitz, Executive Vice President and Chief Financial Officer, and Jeff Baker, Senior Vice President, Shared Services, who has been named President, Distribution Segment, effective October 1, 2024, as previously announced. Under this program, eligible executives were provided on September 9, 2024 an executive cash bonus retention award equal to 75% of their respective current base salaries, payable on the first anniversary of the award, conditioned on their respective continued employment until that time. The foregoing summary of the cash bonus retention award is not complete and is qualified in its entirety by reference to the full and complete terms of the award, the form of which is attached to this Current Report on Form 8-K as Exhibit 10.2, and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

As described in “Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers” above, on September 9, 2024, the Company issued a press release announcing that Michael McGaugh, President and Chief Executive Officer, was departing the Company effective immediately and that the Board of Directors has appointed Dave Basque to serve as Interim President and Chief Executive Officer until a new President and Chief Executive Officer is appointed. The Company also announced that the Board of Directors has engaged a global executive search firm to assist in identifying a new President and Chief Executive Officer. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Pursuant to General Instruction B.2 of Current Report on Form 8-K, the information in this Item 7.01 is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section. Furthermore, the information in this Item 7.01 and Exhibit 99.1 shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended (the “Securities Act”), except as may be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Agreement dated September 9, 2024

10.2	Form of Executive Retention Cash Bonus Award dated September 9, 2024

99.1	Press Release dated September 9, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Myers Industries, Inc.

By: /s/ Grant E. Fitz

Executive Vice President and

Chief Financial Officer

Date: September 9, 2024